Exhibit 10.4

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of September 9, 2025, by Robert Price (the “Subject Party”) in favor of and for the benefit of Pelican Capital Acquisition Corporation, a Cayman Islands exempted company with limited liability (together with its successors, the “SPAC”), Pelican Holdco, Inc., a Texas corporation (the “Company”), and each of the Purchaser’s and/or the Company’s respective present Affiliates, successors and direct and indirect Subsidiaries (collectively with the Purchaser and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, (i) SPAC; (ii) the Company; (iii) Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation; (iv) Greenland Exploration Limited, a Texas corporation (“Greenland”); (v) March GL Company, a Texas corporation (“March GL”); (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); and (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Mergers Effective Time will be converted into the right to receive one share of Holdco Common Stock.

WHEREAS, the Company, directly and indirectly through its Subsidiaries, is engaged in the exploration and production of hydrocarbons (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the three (3) year anniversary of the Closing Date (the “Restricted Period”) the Subject Party will not, and will cause his or her Controlled Affiliates (as defined below) not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), anywhere in Greenland (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and his or her Controlled Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and his or her Controlled Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”). For purposes of this Agreement, “Controlled Affiliate” shall mean an entity in which the Subject Party directly or indirectly owns more than fifty percent (50%) of the voting equity interest or of which the Subject Party is entitled, directly or indirectly, by contract or otherwise, to appoint a majority of the board of directors, board of managers, or comparable body of such entity, excluding the Purchaser.

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or his or her Controlled Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if the Subject Party were to use his or her ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his or her Controlled Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed with the Subject Party, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and his or her Controlled Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment or engagement from the Subject Party or his or her Controlled Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or his or her Controlled Affiliate (or such other Person whom any of them is acting on behalf of) that is not specifically targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of the Closing or during the one (1) year period preceding the Closing. For the avoidance of doubt, the Subject Person shall be permitted to engage independent contractor or consultants, so long as such engagement does not interfere with the Business in the Territory.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly, intentionally: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business away from a Covered Party; (iv) or (iv) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, solely for the purpose of competing with the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party and who the Subject Party had material contact with or has knowledge of, as of the Closing or during the one (1) year period preceding the Closing.

(c) Non-Disparagement. The Subject Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, directly or indirectly, make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) with the intent of disparaging or damaging the integrity, reputation or good will of (i) one or more Covered Parties or (ii) their respective management, officers, employees, individual independent contractors or individual consultants solely in respect of any such individual’s role as a manager, officer, employee, individual independent contractor, or individual consultants of a Covered Party. Each Covered Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Covered Party will direct its officers and directors to not, directly or indirectly, make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) with the intent of disparaging or damaging the integrity, reputation or good will of the Subject Party or any Controlled Affiliate thereof. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not (i) restrict the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority, or in connection with any legal action by the Subject Party, his or her Controlled Affiliate, or any officer or director of a Covered Party against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or his or her Controlled Affiliates in good faith, (ii) prevent the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from exercising any protected rights to the extent that such rights cannot be waived by an agreement between private parties, or (iii) prevent the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from otherwise reporting in good faith any violation of law or regulations to any governmental agency or entity or making disclosures that are protected under whistleblower law, or (iv) prevent the Subject Party from disclosing or discussing any alleged discriminatory or unfair employment practices.

3. Confidentiality. From and after the Closing Date, the Subject Party will, and will cause his or her Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any material or information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice to the extent permitted by law and provided that any such prior notice is possible, (B) the Subject Party uses reasonably commercially efforts to cooperate (and cause its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure at the expense of the applicable Covered Party, and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Notwithstanding anything to the contrary herein, nothing in this Agreement will prohibit or be construed to prohibit the Subject Party from (A) disclosing any information (or taking any other action) in furtherance of the Subject Party’s duties to the Covered Parties or the Business for so long as the Subject Party is employed by or providing services to the Covered Parties or any of their Subsidiaries or (B) disclosing Covered Party Information to its spouse, attorneys, tax counsel, and/or accountants to seek advice on a matter, provided that such spouse, attorneys, tax counsel and accountants have agreed to be bound by the obligations with regard to confidentiality set forth herein, or (C) disclosing or discussing any alleged discriminatory or unfair employment practices.

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Parties agree that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, or, with respect to Sections 1, 2, and 3 of this Agreement, a Covered Party, each Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to such Party, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which each Party expressly waives; and (ii) recovery of the Subject Party’s or the Covered Party’s reasonable attorneys’ fees and costs incurred in enforcing such Party’s rights under this Agreement. The Parties hereby consents to the award of any of the above remedies in connection with any such breach or threatened breach. Each Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Subject Party or the Covered Parties, as may be applicable.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections to the extent permitted by applicable law.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC (or any other Covered Party), to: Attn: Robert Labbe, Chief Executive Officer Telephone No.: E-mail:

with a copy (that will not constitute notice) to:

Winston & Strawn LLP
Attn:
E-mail:

and

Celine & Partners PLLC
Attn: Cassi Olson
E-mail:

and

Greenland Exploration Limited

Attn: Larry G. Swets, Jr., Chief Executive Officer
E-mail:

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and his or her Controlled Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or his or her Controlled Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser and the Purchaser Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Texas. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator's award shall be in writing and shall include a reasonable explanation of the arbitrator's reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Dallas or Harris County, State of Texas. The language of the arbitration shall be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Texas without regard to the conflict of laws principles thereof.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Purchaser Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Purchaser Representative is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j) Construction. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Robert Price

Signature:	/s/ Robert Price
Name:	Robert Price

Address for Notice:

Address:

Email:

{Signature Page to Non-Competition Agreement}

Acknowledged and accepted as of the date first written above:

SPAC:

PELICAN Acquisition CorpORATION

By:	/s/ Robert Labbe
Name:	Robert Labbe
Title:	Chief Executive Officer

The Company:

PELICAN HOLDCO, INC.

By:	/s/ Robert Labbe
Name:	Robert Labbe
Title:	Director

{Signature Page to Non-Competition Agreement}

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